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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 3, 2004
                                                   -----------------

                                  VISEON, INC.
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             (Exact name of registrant as specified in its Charter)

Nevada                                 0-27106                 41-1767211
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(State or other                    (Commission File           (IRS Employer
jurisdiction of Incorporation)          Number)           Identification Number)


8445 Freeport Parkway, Suite 245, Irving, Texas                  75063
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(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:   (972) 906-6300
                                                      --------------

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                  (Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).


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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

(b)      Resignation of Director.

         Viseon, Inc. accepted the resignation of W.R. Howell from its Board of Directors effective September 3, 2004. To the knowledge of Viseon's executive officers, Mr. Howell's resignation was not due to any disagreement with Viseon's operations, policies or practices.

(d)      Appointment of Director.

         On September 8, 2004, Viseon appointed John O'Donnell to its Board of Directors, effective immediately. It is anticipated that Mr. O'Donnell will be appointed to Viseon's Compensation Committee.

Certain Relationships and Related Transactions

         Mr. O'Donnell is the majority owner and controlling member of Comlink Technologies, LLC. From September 1, 2001 through June 30, 2003, Viseon purchased an aggregate of approximately $1.7 million in inventory from Comlink, consisting primarily of group videoconferencing equipment and related peripherals. The purchases were made in the ordinary course of Viseon's business. From September 1, 2002 through June 30, 2003, Viseon purchased approximately $366,000 in equipment and peripherals from Comlink. No purchases have been made since June 30, 2003. In December 2003, Viseon issued 20,869 shares of its common stock to Comlink in settlement of accounts payable of $23,997 related to the purchases. Comlink's 20,869 shares of Viseon common stock were registered for resale under Viseon's registration statement on Form SB-2/A, which was declared effective by the Securities and Exchange Commission on August 13, 2004 (See the "Selling Stockholders" table in Amendment No. 3 to Form SB-2/A, filed with the Commission on August 13, 2004).

         In December 2002, Viseon sold its existing service contracts and service business to Comlink for a sales price of $1 plus the assumption by Comlink of all liabilities under the service contracts. In conjunction with this transaction, the Company recognized a gain in the amount of $314,712 which was the unamortized deferred revenue associated with the service contracts.

         In January 2003, JOD Enterprises, LLC, an entity controlled and majority-owned by Mr. O'Donnell, acquired warrants to acquire 250,000 shares of Viseon common stock at $.70 per share from King Research, LLC in a private transaction.

ITEM 7.01  REGULATION FD DISCLOSURE.

         On September 8, 2004, Viseon issued a press release announcing the appointment of John O'Donnell to its Board of Directors, effective immediately, following the resignation of Mr. Howell effective September 3, 2004. The press release is attached as Exhibit 99.1 to this Report.

Limitation on Incorporation by Reference: In accordance with general instruction
B.2 of Form 8-K, the information in this report is furnished under Item 7.01 and shall not be deemed to be "filed"


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for the purposes of Section 18 of the Securities Exchange Act of 1934 or
otherwise subject to the liability of that section.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.         The following is filed as an exhibit to this Report.

                  99.1     Viseon, Inc. Press Release, dated September 8, 2004

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       VISEON, INC.
                                       (Registrant)

Date: September 9, 2004                By:  /s/ John C. Harris
                                           -------------------------------------
                                           John C. Harris,
                                           President and Chief Executive Officer


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                                  EXHIBIT INDEX


Number   Description
99.1     Viseon, Inc. Press Release dated September 8, 2004